EXHIBIT 3.2

                           Articles and Plan of Merger

                               ARTICLES OF MERGER

                                       of

                         SOUTHERN CALIFORNIA LOGO, INC.
                            A California corporation
                        (the "Disappearing Corporation")

                                      Into

                               CALVERT CORPORATION
                              A Nevada Corporation
                          (the "Surviving Corporation")


Pursuant to California Corporation Code Section 1100 and N.R.S. 92A.190, the undersigned corporations, respectively, by and through the undersigned officers, hereby set forth the following Articles of Merger:

1. Filed simultaneously with these Articles of Merger is the Plan of Merger (set forth on Exhibit A attached hereto and incorporated herein by this reference), which has been adopted by SOUTHERN CALIFORNIA LOGO, INC., a
     California corporation (the Disappearing Corporation) and CALVERT CORPORATION, a Nevada corporation (the Surviving Corporation).

2. The Surviving Corporation is not authorized to transact business in California, and hereby appoints the California Secretary of State as its agent for service of process in California in any proceeding to enforce any obligation or to enforce the rights of dissenting shareholders of the California corporation which is a party to the merger, and agrees to promptly pay any dissenting shareholder of the Disappearing Corporation the amount to which the shareholder is entitled pursuant to California law.

3. The Surviving Corporation hereby amends its Articles of Incorporation as follows:

                                    ARTICLE 1
                                      NAME

                  The name of the Corporation is "Sew Cal Logo, Inc."

                                    ARTICLE 4
                                AUTHORIZED SHARES

               The aggregate number of shares that the Corporation shall have the authority to issue is fifty million (50,000,000) shares of common stock with a par value of $0.001 per share, and three hundred thousand (300,000) shares of preferred stock with a par value of $0.001 per share. The preferred stock shall have such designations, voting powers, preferences and relative participating optional or other special rights which shall be designated in such series or amounts as the qualifications, limitations and restrictions thereof shall be determined by the Board of Directors of the Corporation

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ARTICLE 4 - continued

4. The address of the known place of business of the Surviving Corporation is 207 West 38th Street, Los Angeles, California 90061.

5. The name and address of the statutory agent of the Surviving Corporation is Ralph Kinkade, 4063 Knoblock Road, Carson City, Nevada 89706.

6.   All  issued  and  outstanding  shares of common  stock of the  Disappearing
     Corporation held by its shareholders voted for the Plan of Merger. All issued and outstanding shares of common stock of the Surviving Corporation held by its shareholders voted for the Plan of Merger.

7. The merger is permitted under the laws of the respective states in which the Surviving Corporation and Disappearing Corporation are incorporated and organized, and each have complied with such laws in effecting the merger.

8. The Effective Date of the merger shall be the date upon which these Articles of Merger are filed by the office of the Nevada Secretary of State.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 31st day of December, 2003.

"SURVIVING CORPORATION"

CALVERT  CORPORATION,
a Nevada corporation

By:      /s/William D. O'Neal
         -----------------------------------
            William D. O'Neal, its President

"DISAPPEARING CORPORATION"

SOUTHERN CALIFORNIA LOGO, INC.,
a California corporation

By:      /s/Rick Songer
         -----------------------------
            Rick Songer, its President

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                                    EXHIBIT A
                                 PLAN OF MERGER

Pursuant to California Corporation Code Section 1100 and N.R.S. Chapter. 92A, as of December 31, 2003, Southern California Logo, Inc., a California corporation (the "Disappearing Corporation") and Calvert Corporation, a Nevada Corporation (the "Surviving Corporation") adopted a Plan of Merger as set forth below:

1. On the Effective Date set forth in the Articles of Merger, the Disappearing Corporation shall be merged into the Surviving Corporation and the Disappearing Corporation's separate existence shall cease. The Surviving Corporation shall continue its corporate existence under the laws of the State of Nevada and shall continue to operate under the name of "Southern California Logo, Inc.", and the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as private nature, of each of the parties to the merger; and all property, real, personal or mixed, and all debts due on whatever account, including subscriptions for shares, and all other choses in action, and all and every other interest of or belongs to or due to each of the parties to the merger shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either party to the merger shall not revert or be in any way impaired by reason of such merger; and Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each party to the merger, and any claim existing or action or proceeding pending by or against either entity may be prosecuted as if such merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either party shall be impaired by the merger.

2. On or before the Effective Date, the Articles of Merger shall be filed with the California Corporation Commission and the Nevada Secretary of State, in the form and manner required by the laws of the States of California and Nevada. If required, the Articles of Merger shall be published thereafter in accordance with applicable law, and any required affidavit of publication shall be filed in the manner and within the time period provided by applicable law.

3. After the Effective Date, the parties shall give effect to the merger as though the merger had taken place on the Effective Date, to the extent permitted by law and not inconsistent with the specific terms of the Plan of Merger.

4. The Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation, as amended by the Articles of Merger.

5. The Bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law.

6. Upon the Effective Date, William D. O'Neal shall resign as director, and the directors of the Disappearing Corporation immediately prior to the Effective Date shall serve as the directors of the Surviving Corporation; to serve until the next annual meeting of the shareholders of the Surviving Corporation. Upon the Effective Date, William D. O'Neal shall resign his officer position of the Surviving Corporation, and the officers of the Disappearing Corporation immediately prior to the Effective Date shall be the officers of the Surviving Corporation immediately after the Effective Date.

7. The manner of converting or exchanging the common shares of each of the parties to the merger shall be as follows:

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     (a)  William D.  O'Neal  shall  deliver to the  treasury  of the  Surviving
Corporation 19,480,000 shares of the common stock of the Surviving Corporation held by Mr. O'Neal. Mr. O'Neal shall retain 150,000 shares of the common stock of the Surviving Corporation.

     (b) Each share of the Surviving Corporation common stock issued and outstanding at the Effective Date shall by virtue of the merger, without any action on the part of the holder thereof, remain one share of common stock of the Surviving Corporation.

     (c) Each share of the Disappearing Corporation issued and outstanding at the Effective Date shall by virtue of the merger, without action on the part of the holder thereof, be automatically converted into an aggregate of 4,500,000 shares of common stock and 234,8000 shares of convertible preferred stock of the Surviving Corporation.

8. This Plan of Merger shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9. This Plan of Merger shall be construed and interpreted in accordance with the laws of the State of Nevada.

     IN WITNESS WHEREOF, this Plan of Merger has been executed this 31st day of December by the duly authorized officers pursuant to the authority of the shareholders of the Surviving Corporation and the Disappearing Corporation.


                                     "SURVIVING CORPORATION"

                                     CALVERT CORPORATION,
                                     a Nevada corporation


                                     By:/s/William D. O'Neal
                                        ----------------------------------------
                                           William D. O'Neal
                                           Its: President


                                     "DISAPPEARING CORPORATION"


                                     SOUTHERN CALIFORNIA LOGO, INC.,
                                     a California corporation


                                     By: /s/Rick Songer
                                     -------------------------------------------
                                     Rick Songer
                                     Its: President


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